EXHIBIT 10.1
MONSTER WORLDWIDE, INC.
RESTRICTED STOCK UNIT AWARD
GRANT NOTICE
MONSTER WORLDWIDE, INC., a Delaware corporation (the “Company”), hereby notifies [Participant Name] (the “Participant”) of a grant of Restricted Stock Units (“RSUs”) by the Committee to the Participant on [Grant Date] (the “Grant Date”) pursuant to the Company’s 2008 Equity Incentive Plan(the “Plan”), upon the terms and conditions set forth in this Grant Notice and the Plan. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
1. Grant of RSUs. Subject to the terms and conditions of this Grant Notice and the Plan, the Participant has been granted [Number of RSUs] RSUs. The RSUs shall vest and payment in respect of such RSUs shall be made, if at all, in accordance with Section 2 hereof.
2. Vesting.
(a) The RSUs granted to the Participant shall vest and payment in respect of such number of RSUs shall be made as to the percentage of the RSUs indicated on the dates specified below (each an “RSU Vesting Date”), provided that the Participant has remained in the continuous employment of the Company or any of its Affiliates from the Grant Date through and including each applicable RSU Vesting Date:

Incremental Percentage
Date	of Award Being Vested
First Anniversary of Grant Date	25%
Second Anniversary of Grant Date	25%
Third Anniversary of Grant Date	25%
Fourth Anniversary of Grant Date	25%
Any fractional RSUs resulting from the strict application of the incremental percentages set forth above will be disregarded and the actual number of RSUs becoming vested on any specific RSU Vesting Date will cover only the full number of RSUs determined by applying the relevant incremental percentage.
(b) In the event that during the period of the Participant’s employment with the Company or one of its Affiliates after the Grant Date:
(i) the Participant dies, or
(ii) the Participant incurs a Disability,

(such events are collectively referred to as “Acceleration Events”), then all outstanding unvested RSUs shall immediately vest as of the date of the applicable Acceleration Event, subject to Section 2(d) below.
(a) In the event that during the period of the Participant’s employment with the Company or one of its Affiliates after the Grant Date a Change in Control shall occur, then all outstanding unvested RSUs that have not been forfeited prior to the date of such Change in Control shall vest on the date of such Change in Control. In the event that the Change in Control occurs on a date prior to the date that a Participant is determined to be Disabled for purposes of the Plan and this Grant Notice, but the Committee, in its sole determination expects the Participant to be Disabled at the end of the 9-month period referred to in Section 4(a) of this Grant Notice, then all of the unvested RSUs of such Participant, to the extent not previously forfeited, shall vest upon the date of the Change in Control.
(b) In the event that any calendar date on which vesting is purportedly scheduled pursuant to the terms of Sections 2(a), 2(b) or 2(c) above is not a Business Day (as defined below), the vesting shall automatically be delayed until the first Business Day following that calendar date. “Business Day” means a date on which commercial banks in New York, New York are open for general business.
(c) On or as soon as reasonably practicable following the applicable RSU Vesting Date (but in no event later than the end of the calendar year in which such date occurs), the Company shall deliver to an account with the third party administering the Company’s equity awards programs (currently Charles Schwab) (the “Administrator”) one share of Common Stock with respect to each whole RSU that vests on such date, subject to Sections 3, 7 and 15 below. Upon such delivery, all obligations of the Company with respect to each such RSU shall be deemed satisfied in full. It is a condition to the Company’s obligation to deliver any evidence of the shares of Common Stock to the Participant pursuant to this Grant Notice that, if required by the Company, the Participant shall have opened an individual account with the Administrator.
3. Certain Changes; Rights as a Stockholder. The number and class of shares of Common Stock or other securities which are distributable to the Participant with respect to any RSU covered by this Grant Notice shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, spin-off, split-off, split-up, recapitalization, capital reorganization, reclassification of shares of Common Stock, merger or consolidation, or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock, in each case as determined by the Committee. The Participant shall not have any rights to cash dividends, voting rights or other rights of a stockholder with respect to the RSUs covered by this Grant Notice until the Company delivers Common Stock in accordance with Section 2(e).
4. Definitions. The following terms shall have the following meanings:
(a) “Affiliate” means a person or entity that controls, is controlled by, or is under common control with the Company.

(b) “Disability” or “Disabled” means, notwithstanding any definition in the Plan, that, in the determination of the Committee, the Participant is both (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and (ii) (x) in case the Participant is eligible for the long term disability program offered to United States-based employees by the Company or its Affiliates, the Participant has actually received long term disability benefits for no less than 9 months or (y) in case the Participant is not eligible for such long term disability program solely by virtue of not being based in the United States, the Participant would have been eligible to receive long term disability benefits for no less than 9 months but for the Participant not being based in the United States. For purposes of Section 2(b) above, it is understood that the Disability shall be deemed to be incurred on the last day of the 9-month period contemplated in clause (ii) of the immediately preceding sentence. In the event the Participant has met the condition set forth in clause (i) of the first sentence of this definition but does not satisfy the condition set forth in clause (ii) of this definition solely by reason of the Participant’s death, then the provisions of such clause (ii) shall be deemed to have been satisfied and for purposes of Section 2(b) above the Disability shall be deemed to be incurred on the date of such death.
5. No Employment Rights; Termination of Employment. Nothing in this Grant Notice shall give the Participant any right to continue in the employment of the Company or any Affiliate, or to interfere in any way with the right of the Company or any Affiliate to terminate the employment of the Participant. Except as otherwise expressly provided in Sections 2(b) and 2(c) hereof, RSUs that are not vested as of the date the Participant’s employment with the Company and its Affiliates terminates or ceases for any reason or no reason, whether voluntary or involuntary (including, without limitation, termination or cessation of employment with or without cause or arising out of or in connection with a reduction in force, sale or shutdown of certain operations, or otherwise), shall immediately and automatically terminate and be forfeited in their entirety, provided, however, that only for purposes of this Grant Notice the Participant’s employment shall not be deemed terminated solely by virtue of the Participant’s voluntary cessation of employment in circumstances that the Committee determines are reasonably likely to result in a Disability for so long as the Committee determines that the Participant continues to satisfy the conditions that would ultimately lead to the Committee’s determination that the Participant has incurred a Disability.
6. Plan Provisions. The provisions of the Plan shall govern, and if or to the extent that there are inconsistencies between those provisions and the provisions hereof, the provisions of the Plan shall govern. A copy of the Plan is available on the Company’s global Intranet Web site, currently located at http://insideworldwide.com and obtainable from local Human Resources Department.

7. Withholding. In the event that prior to any applicable RSU Vesting Date hereunder the Participant has not provided the Company with notice (which may be by written notice or by an election made via the website operated by the Administrator) (the “Payment Notice”) to the effect that the Participant will provide the Company (or the Administrator on the Company’s behalf) payment of the amount, if any, deemed necessary by the Company in its reasonable discretion to enable the Company and its Affiliates to satisfy the minimum federal, foreign or other tax withholding or similar obligations of the Company and its Affiliates with respect to the shares of Common Stock vesting on such RSU Vesting Date (and/or any other items which may be distributable to the Participant on the RSU Vesting Date pursuant to Section 3 hereof), or in the event the Participant provides the Payment Notice but does not deliver payment of the appropriate amount to the Company (or the Administrator on the Company’s behalf) by such RSU Vesting Date, then the Company shall satisfy the minimum federal, foreign or other tax withholding or similar obligation of the Company and its Affiliates with respect to such vesting by withholding the number of whole shares of Common Stock (on and valued as of the RSU Vesting Date) (and/or other items which may be distributable to the Participant on the RSU Vesting Date pursuant to Section 3 hereof) sufficient to satisfy such minimum withholding and other obligations.
8. Notices. All notices or other communications to be given or delivered in connection with this Grant Notice shall be either in electronic format or in writing and shall be deemed to have been properly served if delivered electronically, personally, by courier, or by certified or registered mail, return receipt requested and first class postage prepaid, in the case of notices to the Company, to the attention of Director of Human Resources, at the Company’s offices at 5 Clock Tower Place, Suite 500, Maynard, MA 01754 and in the case of notices to the Participant, to the Participant’s last known address (as noted in the Participant’s personnel file) or such other addresses (including any electronic email addresses) as the recipient party has specified by prior notice to the sending party. All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing.
9. Binding Effect; Headings; Status. This Grant Notice shall be binding upon and shall inure to the benefit of the Company, the Participant and their respective successors and permitted assigns. The subject headings of Sections are included for the purpose of convenience only and shall not affect the construction or interpretation of any of the provisions of this Grant Notice. The Participant’s rights under this Grant Notice, including, without limitation, rights to RSUs, shall at all times that such rights exist represent a general obligation of the Company. The Participant shall be a general creditor of the Company with respect thereto and shall not have a secured or preferred position with respect thereto. Nothing in this Grant Notice or the Plan shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind.
10. Non-Assignability, Etc. The Participant’s rights under this Grant Notice, including, without limitation, rights to RSUs, are not assignable or transferable except upon the Participant’s death to a beneficiary designated by the Participant in a written beneficiary designation filed with the Company or, if no duly designated beneficiary shall survive the Participant, pursuant to the Participant’s will and/or by the laws of descent and distribution. Any and all such rights shall not be subject to anticipation, alienation, sale, transfer, encumbrance except as otherwise expressly permitted herein.

11. Securities Laws; Insider Trading. The Committee may from time to time impose any conditions on the RSUs and shares of Common Stock as it deems necessary or advisable to ensure that the Plan, this Grant Notice and the issuance and resale or any securities comply with all applicable securities laws, including without limitation the Securities Act and Rule 16b-3 under the Exchange Act. Such conditions may include, among other things, the requirement that certificates for shares of Common Stock to be issued to the Participant hereunder contain a restrictive legend in such form and substance as may be determined by the Committee. Without limiting the foregoing, it is understood that Affiliates of the Company may resell Common Stock only pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act, or pursuant to another exemption from registration under the Securities Act. The Participant understands and agrees that any and all transactions involving shares of Common Stock or other securities of the Company must comply with applicable laws, rules, regulations and policies, including but not limited to the Company’s policy regarding insider trading, which policy, among other things, prohibits transactions involving shares of Common Stock or other securities of the Company by individuals who have material non-public information relating to the Company.
12. General.
(a) This Grant Notice shall be deemed to be an Award Agreement as defined in the Plan. This Grant Notice shall be governed by and construed in accordance with the laws of the State of New York (other than the conflict of laws provisions thereof). This Grant Notice constitutes the entire understanding of the legal obligations between the parties with respect to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral with respect to its subject matter, including but not limited to the provisions of any and all employment agreements and offer letters (such as terms providing for acceleration or other enhancement to restricted stock or other equity interests in the event of the occurrence of specified events), except and only to the extent of any rights of the Company or its Affiliates relating to Section 280G of the Internal Revenue Code of 1986, as amended. The Participant should not rely on any representation not set forth in this Grant Notice.
(b) The Participant has received a copy of a Mandarin Chinese translation of this Grant Notice (attached as Annex A). The provisions of this Grant Notice (and the Plan as provided in Section 6 of this Grant Notice) shall govern, and if or to the extent that there are inconsistencies between those provisions and the provisions of the Mandarin Chinese translation of this Grant Notice, the provisions of this Grant Notice and the Plan shall govern.
13. Amendment. This Grant Notice may be unilaterally amended by the Company without Participant’s consent as provided in the Plan or to conform the Grant Notice to any changes required by the Administrator or as a result of the change of Administrator.
14. Confidentiality. No disclosure relating to the existence, the subject matter or the terms of this Grant Notice shall be made by the Participant to any third party, including but not limited to any present or former employee of the Company or any of its Affiliates, without the prior written approval of the Company. Upon the Participant’s breach of this confidentiality requirement, the Company shall have the sole discretion to seek indemnification from the Participant in respect of the damage suffered by the Company or its Affiliates as a result of the breach or instruct the relevant Affiliate to terminate the Participant’s employment with such Affiliate and forfeit the RSUs granted hereunder in their entirety.

15. Additional Terms and Conditions for People’s Republic of China (“PRC”) National Participants. For PRC national participants who reside in the PRC and hold PRC ID cards, the following additional terms and conditions apply:
(a) Subject to Sections 15(b) and 15(c), upon the sale of shares of Common Stock following vesting by PRC national participants, the Company agrees, pursuant to the arrangements described in Section 15(b), to pay the PRC national participants the cash proceeds from the sale of the shares, less any brokerage fees or commissions and subject to any obligation to satisfy federal, foreign or other tax withholding or similar obligations of the Company and its Affiliates. Subject to Section 11, the determination of when to sell shares of vested Common Stock shall be in the Participant’s discretion, unless otherwise required by the Company in accordance with Section 15(c).
(b) Pursuant to PRC exchange control requirements, the cash proceeds from the sale of the shares will be repatriated into the PRC. Such repatriation of the cash proceeds will need to be effectuated through a special exchange control account established by the Company or its Affiliates in the PRC, and any cash proceeds from the sale of shares may be transferred to such special exchange control account prior to being delivered to the PRC national participants.
(c) In order to ensure PRC law compliance of the Plan and the RSU Notice, the Company and its Affiliates may need to impose additional filing, registration, or other requirements as additional conditions for participation by PRC national participants. This may include conditions such as the mandatory sale of granted RSUs immediately upon vesting.

ANNEX A
[Mandarin Chinese translation of the Grant Notice]